Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AND RULE 13a-14(b) OR RULE 15d-14(b)
OF THE U.S. SECURITIES EXCHANGE ACT OF 1934

I, Jagjit Jay Sidhu, the Chief Executive Officer and Chief Financial Officer of Spring Creek Capital Corporation (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)

the Quarterly Report on Form 10-QSB/A of the Company for the fiscal period ended March 31, 2007 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Spring Creek Capital Corporation and will be retained by Spring Creek Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

By: /s/ Jagjit Jay Sidhu

Jagjit Jay Sidhu

Date: October 17, 2007